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                               [LETTERHEAD]



          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference of our report dated March 3, 2000, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 1999 and 1998 and for the two years then included in the Registration Statement on Form SB-2 and related Prospectus of eSynch Corporation for the registration of up to 2,115,174 shares of common stock (the "Registration Statement").


                                                   HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
March 31, 2000